Exhibit 32.2

CERTIFICATIONS PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED

PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alarion Financial Services, Inc. (the “Company”), on Form 10-K for the period ended December 31, 2010, as filed with the Securities and Exchange Commission (the “Report”), I, Matthew Ivers, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as added by Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	To my knowledge, the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

Date: March 29, 2011	By:	/s/ Matthew Ivers
Matthew Ivers, Principal Financial Officer